UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices) (Zip Code)

(405) 608-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2014 Annual Meeting of Shareholders was held on May 12, 2014. The matters voted upon and the number of votes cast for, against or withheld as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1.	Election of Directors. The nominees for directors were elected based upon the following votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas Michaud	131,246,739	18,098,274	—	5,148,474
Stanton Nelson	135,846,388	13,498,625	—	5,148,474
Joseph Harroz, Jr.	149,183,096	161,917	—	5,148,474
Steven L. List	149,342,264	2,749	—	5,148,474
Robert A. Moreno, M.D.	149,343,264	1,749	—	5,148,474
Scott R. Mueller	149,343,264	1,749	—	5,148,474

2.	Amendment of Foundation Healthcare, Inc. Restated Certificate of Incorporation to Effect a Reverse Stock Split. A proposal to approve the amendment of the Company’s Restated Certificate of Incorporation to effect reverse stock split of the Company’s outstanding common stock, par value $0.0001 per share, in the range of 1-for-3 to 1-for-10 shares, such ratio to be determined in the discretion of the Company’s Board of Directors was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,896,308	596,429	750	—

3.	Amendment of 2008 Long-Term Incentive Plan. A proposal to approve an amendment and restatement of the Company’s 2008 Long-Term Incentive Plan was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
149,170,645	173,089	1,279	5,148,474

4.	Ratification of Appointment of Auditors. A proposal to approve the ratification of Hein & Associates LLP to serve as the independent registered public accounting firm of the Company for the year 2014 was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
154,487,991	4,217	1,279	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	FOUNDATION HEALTHCARE, INC.

Date: May 14, 2014	By:	/s/ STANTON NELSON
Stanton Nelson
Chief Executive Officer